EXHIBIT 10.38
[THIS AGREEMENT NOW BETWEEN CURTIS CIRCULATION COMPANY AND FIRESTONE PUBLISHING, INC., AS ASSIGNEE OF DUGENT PUBLISHING CORP.]

CURTIS CIRCULATION COMPANY

February 3, 1994

Mr. Walter Weidenbaum
Dugent Publishing Corp.
2600 Douglas Road
Suite 600
Coral Gables, Florida 33134

Dear Walter:

Pursuant to our discussion, the Distribution Agreement between CURTIS CIRCULATION COMPANY ("CURTIS") and DUGENT PUBLISHING CORP. ("DUGENT") dated April 22, 1983, as amended, is herein further amended as follows:

Paragraph 11 (a) is replaced with the following: "FIRST ADVANCE: 22.5% of CURTIS'S billing to its customers less CURTIS'S distribution fee paid after CURTIS receives notification from Publisher's printer of completion of shipment. In the event that the aggregate net sale percentage for all titles should fall below 30%, CURTIS reserves the right to use 75% of the unit sales of the average of the last three complete issues in order to calculate the first advance.

This Amendment shall become effective on March 1, 1994.

Please acknowledge the acceptance of the terms of this Amendment and intent to be legally bound hereby by signing the enclosed letter and returning it to me for inclusion in our contract files.

Sincerely,

Gerald A. Steinberg
Vice President
Finance and Operations

Acknowledged and agreed:
DUGENT PUBLISHING CORP.
By:/s/
2/4/94